UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 18, 2016

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	45-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Tower Circle, Suite 1000 Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 18, 2016, Acadia Healthcare Company, Inc., a Delaware corporation (the “Company”), issued a press release announcing, among other matters, its preliminary summary financial results of operations for the third quarter ended September 30, 2016. The press release is furnished herewith as Exhibit 99 hereto and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 18, 2016, the Company issued a press release announcing its preliminary summary financial results of operations for the third quarter ended September 30, 2016. The press release also announced the signing of a definitive agreement for the sale of certain facilities located in the United Kingdom in fulfillment of the Company’s previously announced undertakings to the Competition and Markets Authority (“CMA”) in the U.K. to address the CMA’s concerns about competition in the provision of behavioral healthcare services in certain markets related to the Company’s acquisition of Priory Group. The sale is subject to the approval of the CMA. The press release is furnished herewith as Exhibit 99 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99	Press Release, dated October 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: October 18, 2016	By:	/s/ Christopher L. Howard
Christopher L. Howard Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99	Press Release, dated October 18, 2016